UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2010

DDi Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-30241	06-1576013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 N. Simon Circle Anaheim, California	92806
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 688-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On May 11, 2010, the Board of Directors (the “Board”) of DDi Corp. (the “Company”) appointed Coleman C. Barner as the Chief Accounting Officer of the Company. Mr. Barner also will serve as the Chief Accounting Officer of the Company’s wholly-owned subsidiaries. The Board has designated Mr. Barner as the Company’s “principal accounting officer” for purposes of filings with the SEC, effective May 11, 2010. Mr. Barner replaces J. Michael Dodson as the designated principal accounting officer of the Company, who acted in that role on a temporary basis while the Company conducted its search to hire a permanent Chief Accounting Officer. Mr. Dodson remains with the Company as the Company’s Senior Vice President and Chief Financial Officer and as the Company’s “principal financial officer” for purposes of filings with the SEC.

Mr. Barner, 51, served as Director of Finance for Consolidated Precision Products, a privately held global manufacturer of steel and aluminum castings for aerospace, from April 2007 until November 2009. From May 2000 to April 2007, Mr. Barner served as Manufacturing Controller and later as Controller of Everett Charles Technologies, an electronics manufacturer that is a wholly owned subsidiary of Dover Corporation (NYSE:DOV). From September 1998 to May 2000, Mr. Barner served as manufacturing controller of Centis Inc., a privately held consumer products plastics manufacturer. Mr. Barner holds an MBA with a concentration in Strategy and Finance from Claremont Graduate University and a BS in Accountancy from the University of Illinois.

Mr. Barner was not selected pursuant to any arrangement or understanding between he and any other person. There are no family relationships between Mr. Barner and the directors and executive officers of the Company. Mr. Barner will receive an annual base salary of $175,000 and be eligible to receive an annual performance-based bonus equal to up to 25% of Mr. Barner’s base salary, in accordance with the Company’s Senior Management Bonus Program. Mr. Barner will be eligible to receive severance payments equal to 6 months base pay if the Company terminates Mr. Barner’s employment for reasons other than cause.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of stockholders was held on May 11, 2010. At the meeting, the holders of 15,784,389 shares of common stock, which represents approximately 79.5 percent of the outstanding shares entitled to vote as of the record date of March 26, 2010, were represented in person or by proxy. Matters submitted to stockholders at the meeting and the voting results thereof were as follows:

Item 1. The vote on the election of seven directors to hold office until the 2011 annual meeting of stockholders or until their successors are elected and qualified. The voting results were as follows:

DIRECTOR	FOR	WITHHOLD
Robert J. Amman	14,032,401	88,914
Jay B. Hunt	14,032,401	88,914
Andrew E. Lietz	14,031,401	88,914
Bryant R. Riley	13,971,938	149,377
Steven C. Schlepp	14,032,399	88,916
Carl R. Vertuca, Jr.	14,031,401	88,914
Mikel H. Williams	14,032,401	88,914

Item 2. The vote on the ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
15,778,438	2,891	3,060	4,421,245

Item 8.01.	Other Events.

On May 11, 2010, the Board of Directors of the Company appointed Bryant R. Riley to serve as Chairman of the Board.

On May 11, 2010, the Board of Directors of the Company declared a quarterly cash dividend of $0.06 per share with respect to the outstanding shares of the Company’s Common Stock. Such dividends will be payable out of lawfully available funds for the payment of dividends under Delaware law on July 6, 2010 to holders of record of the Common Stock as of June 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DDi CORP.

Date: May 13, 2010

	By:	/s/ KURT E. SCHEUERMAN
Kurt E. Scheuerman
Vice President & General Counsel